Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203434) pertaining to the 2013 Stock Option and Grant Plan, 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan of Cidara Therapeutics, Inc. of our report dated March 17, 2016, with respect to the financial statements of Cidara Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California

March 17, 2016